                                                                    EXHIBIT 99.2

                 BANCWEST CORPORATION AND UNITED CALIFORNIA BANK

                     PRO FORMA COMBINED STATEMENT OF INCOME
                                   (UNAUDITED)

The following unaudited pro forma combined statement of income was prepared in connection with BancWest Corporation's ("BancWest") acquisition of United California Bank ("UCB"). BancWest, a wholly-owned subsidiary of BNP Paribas, completed its acquisition of all outstanding stock of UCB from UFJ Bank Ltd. of Japan on March 15, 2002. On this date, UCB had total assets of $10.1 billion, net loans of $8.5 billion, total deposits of $8.3 billion and a total of 115 branches. The preceding amounts do not include final purchase price accounting adjustments. The acquisition was accounted for as a purchase and the purchase price of approximately $2.4 billion was paid in cash. BNP Paribas funded BancWest's acquisition of UCB by providing $1.6 billion of additional capital to BancWest and by lending it $800 million. UCB was merged into Bank of the West, a subsidiary of BancWest Corporation, on April 1, 2002. Branches of UCB are expected to be fully integrated into the Bank of the West network system by late 2002.

The unaudited pro forma combined statement of income is based on the consolidated statements of income (excluding notes) of BancWest and UCB for the year ended December 31, 2001. The pro forma adjustments to income and expense are the result of the pro forma amounts that assume a January 1, 2001 acquisition date. The statement of income does not give effect to the anticipated cost savings, revenue synergies or the disposition of certain assets. In order to attain desired cost savings in overlapping markets, selective branch consolidations are planned.

The finalization of estimates pertaining to the assets and liabilities of UCB may affect the allocation of the purchase price, the actual amount of goodwill and consequently, future net income. However, any such finalization of estimates is not expected to have a significant impact on the ultimate amount of goodwill. The adjustments already included in the unaudited pro forma combined statement of income are subject to change as additional information becomes available. Accordingly, the final combined amounts will differ from those set forth in the unaudited pro forma combined statement of income.

The unaudited pro forma combined statement of income and the accompanying notes should be read in conjunction with and are qualified in their entirety by the consolidated historical financial statements of BancWest in its Annual Report on Form 10-K for the year ended December 31, 2001 and the quarterly report on Form 10-Q for the quarter ended March 31, 2002, which are incorporated herein by reference. The unaudited pro forma combined statement of income and the accompanying notes should also be read in conjunction with and are qualified in their entirety by the consolidated historical financial statements of UCB, which are included as an exhibit to this Form 8-K/A. The pro forma data are presented for comparative purposes only and are not necessarily indicative of the combined results of operations in the future. The pro forma data are also not necessarily indicative of the results of operations which would have been realized had the acquisition been consummated during the period for which the pro forma statement of income is presented.

In addition, this Form 8-K/A includes forward-looking statements that involve inherent risks and uncertainties. BancWest cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, inflation, government regulations, the progress of integrating UCB with Bank of the West, economic conditions and competition in the geographic and business areas where BancWest conducts its operations, and other factors discussed in this document or in BancWest's other filings with the SEC. BancWest's forward-looking statements are based on management's current views about future events. Those statements speak only as of the date on which they are made. We do not intend to update forward-looking statements, and, except as required by law, we disclaim any obligation or undertaking to update or revise any such statements to reflect any change in our expectations or any change in events, conditions, circumstances or assumptions on which forward-looking statements are based.

BANCWEST AND UNITED CALIFORNIA BANK
PRO FORMA STATEMENT OF INCOME (Unaudited)
YEAR ENDED DECEMBER 31, 2001

                                                                        United                         Pro Forma         Pro Forma
(in thousands)                                          BancWest    California Bank     Combined      Adjustments        Combined
--------------                                        -----------   ---------------   -----------     -----------      -----------
INTEREST INCOME
Loans                                                 $ 1,020,585     $   685,862     $ 1,706,447     $        --      $ 1,706,447
Lease financing                                           147,865             835         148,700              --          148,700
Investment securities:
 Taxable                                                  136,185          38,874         175,059          (5,368)         169,691
 Exempt from Federal income taxes                             452             578           1,030              --            1,030
Trading securities                                             --           1,747           1,747              --            1,747
Other                                                      18,562           7,908          26,470              --           26,470
                                                      -----------     -----------     -----------     -----------      -----------
Total interest income                                   1,323,649         735,804       2,059,453          (5,368)       2,054,085
                                                      -----------     -----------     -----------     -----------      -----------
INTEREST EXPENSE
Deposits                                                  393,263         225,393         618,656          (6,193)         612,463
Short-term borrowings                                      34,956          25,673          60,629              --           60,629
Long-term debt                                             78,916           8,789          87,705          54,320          142,025
                                                      -----------     -----------     -----------     -----------      -----------
Total interest expense                                    507,135         259,855         766,990          48,127          815,117
                                                      -----------     -----------     -----------     -----------      -----------
Net interest income                                       816,514         475,949       1,292,463         (53,495)       1,238,968
Provision for loan losses                                 103,050          54,544         157,594              --          157,594
                                                      -----------     -----------     -----------     -----------      -----------
Net interest income after provision for loan losses       713,464         421,405       1,134,869         (53,495)       1,081,374
                                                      -----------     -----------     -----------     -----------      -----------
NONINTEREST  INCOME
Service charges on deposit accounts                        89,175          42,016         131,191              --          131,191
Trust and investment services                              32,330          19,755          52,085              --           52,085
Other service charges and fees                             78,787          11,604          90,391              --           90,391
Securities gains, net                                      71,797          30,117         101,914              --          101,914
Other                                                      36,309          27,904          64,213              --           64,213
                                                      -----------     -----------     -----------     -----------      -----------
Total noninterest income                                  308,398         131,396         439,794              --          439,794
                                                      -----------     -----------     -----------     -----------      -----------
NONINTEREST EXPENSE
Salaries and wages                                        207,054         173,810         380,864              --          380,864
Employee benefits                                          72,442          30,013         102,455              --          102,455
Occupancy                                                  66,233          34,562         100,795             725          101,520
Outside services                                           47,658          20,320          67,978              --           67,978
Intangible amortization                                    43,618              --          43,618          12,444           56,062
Equipment                                                  30,664          30,884          61,548              --           61,548
Restructuring and integration costs                         3,935          32,093          36,028              --           36,028
Other                                                     124,142          58,257         182,399              --          182,399
                                                      -----------     -----------     -----------     -----------      -----------
Total noninterest expense                                 595,746         379,939         975,685          13,169          988,854
                                                      -----------     -----------     -----------     -----------      -----------
Income before income taxes                                426,116         172,862         598,978         (66,664)         532,314
Provision for income taxes                                171,312          57,961         229,273         (26,999)         202,274
                                                      -----------     -----------     -----------     -----------      -----------
NET INCOME BEFORE CHANGE IN ACCOUNTING PRINCIPLE      $   254,804     $   114,901     $   369,705     $   (39,665)      $  330,040
                                                      -----------     -----------     -----------     -----------      -----------
Cumulative effect of change in accounting principle            --           6,304           6,304              --            6,304
                                                      -----------     -----------     -----------     -----------      -----------
NET INCOME                                            $   254,804     $   121,205     $   376,009     $   (39,665)      $  336,344
                                                      -----------     -----------     -----------     -----------      -----------

NOTE A: BASIS OF PRESENTATION

The pro forma combined statement of income combines the historical consolidated statements of income of BancWest and UCB as if BancWest's acquisition of UCB had become effective on January 1, 2001. Certain amounts in the historical financial statements of UCB have been reclassified in the unaudited pro forma combined statement of income to conform to BancWest's historical financial statements.

The acquisition was accounted for as a purchase, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. The assets and liabilities of UCB were adjusted to their estimated fair value and combined with the recorded book values of the assets and liabilities of BancWest. Certain transactions conducted in the ordinary course of business between BancWest and UCB have not been eliminated.

For the purpose of the combined pro forma statement of income, estimates of the fair value of UCB's assets and liabilities and their expected useful lives as of March 15, 2002 have been used. The impact upon income from amortization of the fair value adjustments is, therefore, also an estimate and subject to update as additional information becomes available.

UCB was merged into Bank of the West, a subsidiary of BancWest Corporation, on April 1, 2002. In order to obtain desired cost savings, certain branch and operational consolidations are planned. The impact these consolidations or any revenue synergies may have on future earnings of BancWest has not been incorporated into the pro forma combined statement of income.

NOTE B: PURCHASE PRICE

The purchase price of approximately $2.4 billion was paid in cash. BNP Paribas funded BancWest's acquisition of UCB by providing $1.6 billion of additional capital to BancWest and by lending it $800 million.

The following table provides an allocation of the purchase price:

                                                               (dollars in thousands)
Total purchase price                                                 $2,400,000
Equity of UCB prior to the purchase                                   1,083,000
                                                                     ----------
Excess of purchase price over the carrying value of net
  assets acquired                                                     1,317,000
                                                                     ----------
Purchase accounting adjustments related to assets and
  liabilities acquired:
  Sublease loss reserve                                                  32,874
  Premise and equipment                                                  (6,421)
  Severance and employee relocation liability                            38,018
  New core deposit intangible                                          (124,443)
  Other assets                                                           11,406
  Deposits                                                                8,047
  Deferred costs on pension plan                                         29,783
  Deferred tax liability                                                  2,323
  Other liabilities                                                      10,000
                                                                     ----------
Goodwill resulting from purchase by BancWest                         $1,318,587
                                                                     ==========

NOTE C: RESTRUCTURING AND INTEGRATION COSTS EXCLUDED FROM PRO FORMA COMBINED INCOME STATEMENT

BancWest estimates it will incur expenses associated with exiting certain branches, operational centers and technology platforms of pre-merged Bank of the West, as well as certain other conversion and restructuring expenses, totaling approximately $15 million. These costs have not been included in the combined pro forma income statement as they are not ongoing costs of BancWest. Approximately $6 million of these costs were incurred during the first quarter of 2002. Exit costs associated with UCB were considered as part of the purchase accounting for the acquisition and are described in Form 10-Q for the first quarter of 2002. BancWest has established a severance reserve of approximately $40.5 million, to cover approximately 600 employees throughout the organization whose positions will be eliminated as a result of the acquisition. Of this amount, $3.6 million pertains to the pre-merged Bank of the West employees and were included as part of the $6 million expensed in the first quarter of 2002. The remaining $36.9 million pertains to UCB employees and is included in the purchase accounting for the acquisition. These amounts are estimates and subject to change as more information becomes available.

NOTE D: RESTRUCTURING AND INTEGRATION COSTS INCLUDED IN THE PRO FORMA COMBINED INCOME STATEMENT

The restructuring and integration costs of approximately $4 million included in the pro forma combined statement of income for BancWest relate to the acquisition (in the first quarter of 2001) of 30 branches in Nevada and New Mexico divested by Wells Fargo & Company in connection with its merger with First Security Corporation. The restructuring and integration costs of approximately $32 million included in the pro forma combined statement of income for UCB relate to the merger of UCB with Tokai Bank, which closed in the third quarter of 2001. These separate transactions, and the restructuring and integration costs reflected, are unrelated to BancWest's acquisition of UCB.

NOTE E: INTEREST INCOME -- SECURITIES

UCB's portfolio of available for sale securities was assigned a cost basis equal to that of its fair value as of March 15, 2002. The resulting fair value premium, which is primarily due to changes in interest rates, is being amortized to interest income over the expected duration of the securities, estimated to be 30 months.

NOTE F: INTEREST EXPENSE -- DEPOSITS

UCB's deposits were recorded at their estimated fair values on March 15, 2002. The resulting fair value premium, primarily due to changes in interest rates, is being amortized to interest expense over the remaining maturities of the associated deposits, not exceeding three years.

NOTE G: INTEREST EXPENSE -- LONG-TERM DEBT

The acquisition was accounted for as a purchase and the purchase price of approximately $2.4 billion was paid in cash. BNP Paribas funded BancWest's acquisition of UCB by providing $1.6 billion of additional capital to BancWest and by lending it $800 million. As of the date of this filing, BancWest and BNP Paribas have not finalized the terms of the $800 million loan as a long-term financing arrangement and are relying on 30 day bridge financing, currently at a rate of 2.09%. It is expected that a long-term financing agreement will be reached within the next 60 days.

For the purpose of the pro forma combined statement of income, we have assumed that the long-term financing loan agreement will bear a rate of 1.65% over current 10 year Treasuries, or approximately 6.8%. This is similar in basis and spread to earlier financing obtained by BancWest from BNP Paribas.

NOTE H: NONINTEREST EXPENSE -- OCCUPANCY

Premises and buildings owned by UCB were recorded at their estimated fair values on March 15, 2002. The resulting fair value premium is being amortized to occupancy expense over the remaining life of the associated property, not exceeding 30 years.

NOTE I: NONINTEREST EXPENSE -- INTANGIBLE AMORTIZATION

Adjustments have been made to reflect the recording of intangibles. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill totaling $1.3 billion resulting from BancWest's acquisition of UCB will not be expensed over a set period of time, but will be tested for impairment on a regular (annual) basis. In management's opinion, goodwill relating to the acquisition is presently not impaired. The pro forma combined statement of income, therefore, includes no provision for any such goodwill impairment.

Identifiable intangible assets, namely core deposit intangibles of $124.4 million, are being amortized over their estimated period of benefit (not exceeding 10 years) on a straight-line basis. The 12-month total included in the pro forma adjustment is $12.4 million.

NOTE J: PURCHASE ACCOUNTING ADJUSTMENTS AND LONG-TERM INTEREST EXPENSE -- FIVE YEAR ESTIMATES

Purchase accounting adjustments were made to reflect the recording of intangibles, including goodwill and core deposit intangibles, and reflect the fair value of UCB's assets and liabilities. The incremental effect on net income of the purchase accounting adjustments and the additional interest expense assumed in completing the purchase is estimated to be a net after-tax expense of approximately $39.7 million for the first 12-month period subsequent to the acquisition, approximately $40.9 million for the second 12-month period, approximately $40.1 million for the third 12-month period, approximately $40.2 million for the fourth 12-month period and approximately $40.2 million for the fifth 12-month period.